UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1 to

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 14, 2005

HEI, Inc.

(Exact Name of Registrant as Specified in Charter)

Minnesota	0-10078	41-0944876

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

PO Box 5000, 1495 Steiger Lake Lane, Victoria, Minnesota 55386
(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (952) 443-2500

N/A

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
Waiver and Release Agreement

Item 1.01 Entry into a Material Definitive Agreement.

     As previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission on January 21, 2005, Douglas J. Nesbit resigned from his positions as Chief Financial Officer, Treasurer and Secretary of HEI, Inc. (the “Company”) effective January 14, 2005. On January 26, 2005, Mr. Nesbit and the Company entered into a Waiver and Release Agreement (the “Release Agreement”) pursuant to which the Company agreed to make a lump sum payment of $35,000, less deductions required by law, to Mr. Nesbit on the sixteenth day after receipt of a fully-executed copy of the Release Agreement so long as the Release Agreement has not been revoked by Mr. Nesbit by such date. In consideration of such payment by the Company, and pursuant to the terms of the Release Agreement, Mr. Nesbit, among other things, (i) agreed to release the Company and its parents, subsidiaries, affiliates, directors, officers, employees, assigns, representatives, agents, insurers, attorneys, successors, predecessors and employee benefit administrators from any and all claims that he may have against such parties relating in any way to, or arising out of, his employment with the Company or the termination of his employment with the Company; (ii) agreed to a mutual non-disparagement covenant; and (ii) acknowledged his continuing contractual obligations to the Company relating to nondisclosure, confidentiality and non-competition under his previous employment agreement with the Company. A copy of the Release Agreement is attached to this Report as Exhibit 10.1, which exhibit is incorporated herein by reference in its entirety.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

     The following exhibit is filed as a part of this Amendment No. 1 to Current Report on Form 8-K.

Item No.	Description
10.1	Wavier and Release Agreement dated January 26, 2005 between Douglas Nesbit and HEI, Inc. without exhibits.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEI, INC.
Date: February 1, 2005	by	/s/ Mack V. Traynor, III
Mack V. Traynor, III
Chief Executive Officer and President
(Duly Authorized Officer)

Exhibit Index

Item No.	Description
10.1	Waiver and Release Agreement dated January 26, 2005 between Douglas Nesbit and HEI, Inc. without exhibits.